UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

CW PETROLEUM CORP

(Exact name of registrant as specified in its charter)

Wyoming	20-2765559
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Primary Standard Industrial Classification Code Number
5172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Williams

Chief Executive Officer

CW Petroleum Corp

Katy, Texas 77494

(713) 857-8142

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Morgan E. Petitti, Esq.

118 W. Streetsboro Road, # 317

Hudson, Ohio 44236

Telephone: 330.697.8548

Fax: 234.380.5282

E-Mail: PetittiLaw@gmail.com

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

10,475,000 SHARES OF COMMON STOCK

CW PETROLEUM CORP

Common Stock

This is the initial public offering of securities of CW Petroleum Corp, a Wyoming corporation (the “Company,” “CW,” “we,” “our” and “us”). We are offering for sale a total of 10,000,000 shares of its common stock at a fixed price of $1.50 per share in a “Tier 2 Offering” under Regulation A (the “Offering”). The selling shareholders identified in this offering circular are offering an additional 475,000 shares of common stock. We will not receive any proceeds from sales by the selling shareholders. Selling shareholders will sell at a fixed price of $1.50 per share. The Offering will terminate at the earlier of: (1) the date at which 10,475,000 Shares have been sold (including 475,000 shares of selling shareholders), (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

Intelligent Crowd, LLC has agreed to act as our exclusive, lead managing agent to offer the Shares to prospective investors on a “best efforts” basis. In addition, Intelligent Crowd may engage one or more sub-selling agents or selected dealers. Intelligent Crowd is not purchasing the Shares and is not required to sell any specific number or dollar amount of the Shares in the Offering.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQB. A market maker has agreed to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. In any event, our common stock will not be quoted on the OTCQB Marketplace, until after the termination of this Offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

	Maximum Number of Shares	Offering Price	Intelligent Crowd Commissions	Net Proceeds to the Company before expenses
Per Share	1	$1.50
Total	10,000,000	$1.50	$1,125,000 (a)	$13,875,000

(a) The Company will pay a commission equal to 7.5% of all amounts collected.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is June __, 2018

TABLE OF CONTENTS

OFFERING CIRCULAR SUMMARY	5
SUMMARY FINANCIAL DATA	6
RISK FACTORS	6
USE OF PROCEEDS	12
THE OFFERING	12
SELLING STOCKHOLDERS	15
DILUTION	16
DIVIDEND POLICY	17
MARKET FOR OUR SECURITIES	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	18
BUSINESS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
PRINCIPAL SHAREHOLDERS	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
DESCRIPTION OF CAPITAL STOCK	27
LEGAL MATTERS	31
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INDEX TO FINANCIAL STATEMENTS	33

OFFERING CIRCULAR SUMMARY

About CW Petroleum Corp

CW was founded as a Texas corporation by Christopher Williams and began operations in 2011. It reincorporated in Wyoming as a C corporation in April 2018. CW supplies and distributes Biodiesel, Biodiesel Blends, Ultra Low Sulfur Diesel and Gasoline Blends to distributors and end-users. It intends to sell directly to consumers using fuel stations at convenience stores when it has the resources to do so.

The Offering

Shares of common stock offered by us	A maximum of 10,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds

CW will apply the proceeds from the offering to pay for projects and product development underway, create a marketing program, professional fees and other general expenses of the offering and reduce its debt.

Termination of the offering

The Offering will terminate at the earlier of: (1) the date at which 10,475,000 Shares (including selling shareholders’ shares) has been sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if CW’s common stock is quoted or granted listing, a market for the common shares may not develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•reduced disclosure about the emerging growth company's executive compensation arrangements; and

•be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we are also exempt from:

•Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•the first fiscal year following the fifth anniversary of this offering,

•the first fiscal year after our annual gross revenues are $1 billion or more,

•the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

SUMMARY FINANCIAL DATA

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1. CW is an early stage company and has limited financial resources.

CW is an early stage company with a business plan to sell fuel products but limited financial resources. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended December 31, 2017 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2. CW is and will continue to be completely dependent on the services of our CEO, Christopher Williams, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

CW’s operations and business strategy are completely dependent upon the knowledge and business connections of Christopher Williams. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. We will fail without the services of Christopher Williams or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Christopher Williams naming CW as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3. Many of our competitors have significantly greater financial and marketing resources than do we.

Many of our competitors have significantly greater financial and marketing resources than do we. Many of these competitors have sophisticated management, are in a position to purchase inventory at the lowest prices and have the ability to advertise in a wide variety of media, including television. Their products are also already well known in the marketplace. There are no assurances that our brand will be successful.

4. Our CEO, Christopher Williams, has no experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Christopher Williams has no experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Williams and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

5. We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

We will elect to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional has to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

6. We have only three directors, two of whom are also officers. The two officers are father and son.

We have only three directors, two of whom are also officers and are related to each other as father and son. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

7. Various regulatory and economic matters may impact our business.

Federal and local governments may pass laws or impose regulations that could negatively impact the demand for oil-based products. We would have no control over these laws or regulations.

It is also possible that increased drilling will one day result in large supplies of fuel being available resulting in increased competition and significantly lower prices. We would have no control over these conditions.

Risks Related to Our Common Stock

8. Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

9. You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by a significant percentage of their purchase value depending on how many shares are sold.

10. Shareholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

11. The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our executive president owns a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

12. Our president controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our principal officer holds preferred shares that give him the right to 51% in all shareholder votes. Therefore, they effectively control all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other shareholders. Their decisions may not be consistent with or in the best interests of other shareholders.

13. Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation, as amended, at Article XIII provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

14. Currently, there is no public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any trading market for our common stock, and there is currently no public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB or Pinksheets commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

15. Any market that develops in shares of our common stock will become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

16. Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation, as amended, allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

17. The ability of our executive officers and directors to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors will beneficially own preferred stock that grants them a 51% vote in all shareholder elections. Because of this beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our two executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

18. All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

19. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

20. As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

21. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

22. Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

23. Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Stock will not be permitted to trade on a national securities exchange such as the NYSE MKT.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

24. Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

25. Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

26. We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

27. Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

CW will apply the proceeds from the offering as follows:

•$350,000 for a Letter of Credit needed for the Colonial Pipeline so we can start trading on that pipe which would, among other things, give us access to supply diesel fuel and gasoline from Texas to the entire North Eastern USA;

•Establishment of a fuel blending facility;

•Establishment of convenience store network;

•Acquisition of fuel trucks;

•Establishment and development of a marketing program;

•Establishment of an office facility;

•Reduction of existing debt; and

•General working capital and general operating costs.

CW will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

Our plans may be modified depending on the factors set forth in the paragraph above.

We will not receive any proceeds from sales by the selling shareholders.

THE OFFERING

We will not receive any proceeds from sales of 475,000 shares by the selling shareholders.

CW is offering a total of 10,000,000 shares of common stock for sale at a fixed price of $1.50 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.

Engagement Agreement with Intelligent Crowd, LLC (“Intelligent Crowd”)

We are currently party to an engagement agreement (the “Agreement”) with Intelligent Crowd. The Agreement will remain in effect for 12 months. The parties to the Agreement may terminate it at any time by written consent. The Agreement will automatically renew after 12 months if it has not been terminated.

CW agreed to solicit non-binding indications of interest under Rule 255 for its proposed Offering using the online platform provided by GrowthFountain, LLC at the domain name www.growthfountain.com for a Testing of the Waters.

Offering Expenses

We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses). We have agreed to reimburse Intelligent Crowd for its reasonable and documented due diligence and legal costs.

Intelligent Crowd Fees

Intelligent Crowd will receive 7.5% of the total funds raised plus reimbursement of $10,000 in expenses.

Exchange Listing

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCQB or on the Pinksheets, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB or Pinksheets, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The offering price of the common stock has been arbitrarily determined based on discussions between us and Intelligent Crowd and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price equal to or higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE MKT or other national securities exchange. The following apply to us since it is likely that our shares will initially trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 10,475,000 Shares (including shares of selling shareholders) have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Procedures for Subscribing

U.S. investors may participate in this Offering by opening an account with Intelligent Crowd, an online equity crowdfunding platform. The applicable website may be found at www.GrowthFountain.com. Growth Fountain is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts.

To invest individuals first need to login to their GrowthFlountain account or create one. This involves going to www.GrowthFountain.com/login to login. They must then complete all fields (email and password) and then click “Sign In.”

If a person does not have an account, the account can be created at: www.GrowthFountain.com/signup. After creating an account, the user will be logged in. Users will know they are signed in if they see their name appear in the upper right-hand corner of the webpage.

Once users are logged in, they may click on the company’s campaign that they are interested in and then click on the green “Invest Now” button located on the right-hand side, below the reservation statistics. They will then be asked to sign and complete a series of forms. Upon completion and transfer of the appropriate funds, their investment will be processed.

U.S. and non-US investors who participate in this Offering other than through Intelligent Crowd, including through selected dealers, will be required to deposit their funds in the Company account. Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the specified Company account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

SELLING STOCKHOLDERS

Share issuances

At June 1, 2018 we had seven common shareholders.

CW issued 11,475,000 common shares to seven shareholders upon incorporating in Wyoming in April 2018. These shares were issued for services and assistance in developing the business plan that will be used by CW. Of the total shares issued, 96% were issued to Christopher Williams and Graham Williams, our two officers who are related to each other as father and son.

All of these stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided. Each of these seven shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. CW has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with CW. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter.

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. In addition, neither CW nor Mr. Williams has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes.

Selling Shareholders

All shares offered under this offering circular may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of June 1, 2018.

Name	Number of Shares	Relation to Company
RJ Corporate Holdings, Inc.	115,000	Shareholder
One Park Place, LLC	115,000	Shareholder
Gary B. Wolff	115,000	Shareholder
Edward E. Heil	115,000	Shareholder
Patricia G. Skarpa	15,000	Shareholder
Total	475,000

Selling Shareholders will sell at $1.50 per share until the offering is completed. None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered by the Company herein are sold, the purchasers in this Offering will lose a __% portion of the value of their shares purchased.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering, assuming warrants issued as compensation have a 10 year term and a $1.50 strike price:

	Assuming the sale of offered shares:
	5,000,000 shares	10,000,000 shares

Offering Price Per Share	$1.50	$1.50

Book Value Per Share Before the Offering	$ -	$ -

Book Value Per Share After the Offering	$0.45	$0.70

Net Increase to Original Shareholders	$0.45	$0.70

Decrease in Investment to New Shareholders	$1,05	$0.80

Dilution to New Shareholders (%)	70%	53%

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no public market for our common stock, and a public market may never develop. A market maker will file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB maintained or on the Pinksheets commencing as soon as possible after the effectiveness of our offering circular and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•any market for our shares will develop;

•the prices at which our common stock will trade; or

•the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB or on the Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of CW and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB or on the Pinksheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will continue to be subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. Our shares will be considered to be penny stocks. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination, and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no CW common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•1% of the total number of our common shares then outstanding; or

•The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this annual report involve risks and uncertainties, including statements as to:

•our future operating results,

•our business prospects,

•our contractual arrangements and relationships with third parties,

•the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•the adequacy of our cash resources and working capital, and

•other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this offering circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

i. the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii. the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii. the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

Our revenue for the year ended December 31, 2017 was $3.4 million, a 38% reduction from the prior year revenue of $5.5 million, caused in part by the decline in fuel costs. We participated in no bonuses or rebates in 2017 and had no rental revenue.

Cost of revenue amounted to $3 million for the year ended December 31, 2017, a 36% reduction from the prior year total of $4.7 million resulting in part by the decline in fuel costs.

Our gross margin on total costs of revenue amounted to $405 thousand, a 51% decrease from the prior year total of $818 thousand. Our margin on fuel sales increased from 15% in 2016 to 12% in 2017. Our transportation costs increased significantly as we began transporting most of our own sales.

For the year ended December 31, 2017, we experienced a loss of $393,000 a $386,000 increase from 2016 resulting from the significant reduction in our gross margin, offset by a gain on sale of assets of $76,000 with an increase in operating expenses from $51,583 to $85,567.

Our net loss for the year ended December 31, 2017 amounted to $393 thousand, a significant increase from our $7 thousand loss in 2016.

Liquidity

CW has no committed sources of funds and will be dependent on funds provided or obtained by Christopher Williams until other sources of funds are obtained. Mr. Williams’ ability to provide funds is very limited.

On December 31, 2017, our cash balance amounted to $29 thousand compared to $127 thousand at the end of 2016. Our net working capital has declined by $133 thousand from $282 thousand to $149 thousand, a reduction of 47% primarily resulting from accruing compensation to our officer and short-term loans from our shareholder and officer.

Cash Flow

Our cash used in operations amounted to $310 thousand, a 189% increase from 2016. This increased use of cash in operations primarily resulted from our increased net loss.

During 2017, our cash used in investing activities amounted to $21 thousand, a slight increase over 2016, primarily from a $50 thousand disposition of transportation equipment.

Cash generated from financing activities in 2017 amounted to $190 thousand, generated from $304 thousand in debt proceeds for installment notes on transportation equipment and loans from officers, offset by debt repayments of $114 thousand, a significant increase in our debt payments in 2016 which were $422 thousand, $70 thousand on installment debt on equipment and $352 on shareholder loans.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a lot of seasonality affecting our business. However, December is likely to have somewhat lower sales than other months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

CW was founded as a Texas corporation by Christopher Williams and began operations in 2011. It reincorporated in Wyoming as a C corporation in April 2018. CW supplies and distributes Biodiesel, Biodiesel Blends, Ultra Low Sulfur Diesel and Gasoline Blends to distributors and end-users. It intends on being involved in blending fuels and selling directly to consumers using fuel stations at convenience stores when it has the resources to do so.

The various aspects of CW’s business and plans are:

Trading/Delivering of Fuels – involves CW sending a truck to a fuel rack/terminal where it picks up the fuel and delivers it to customers. The customers include retailers, convenience stores that also sell gasoline and diesel fuel and fuel distributors that deliver to their own customers.

CW delivers regular gasoline, diesel fuel and biodiesel fuel. It also can deliver nonethanol fuel that uses isobutanol in place of ethanol in Reformulated Gasoline Markets (see paragraph below). If the fuel to be delivered is a biofuel or needs other blending, CW’s truck goes to a blending station to obtain the fuel needed for the blend. The blending is done in the truck and then delivered.

Much of the fuel currently delivered by CW needs to be blended. Reformulated gasoline (RFG) is gasoline blended to burn more cleanly than conventional gasoline and to reduce smog-forming and toxic pollutants in the air we breathe. The RFG program was mandated by Congress in the 1990 Clean Air Act amendments. RFG is required in cities with high smog levels and is optional elsewhere. RFG is currently used in 17 states and the District of Columbia. About 30 percent of gasoline sold in the U.S. is reformulated. The Houston-Galveston-Brazoria nonattainment area is required by the Clean Air Act Amendments of 1990 to use RFG. This eight-county area includes Brazoria, Chambers, Fort Bend, Galveston, Harris, Liberty, Montgomery, and Waller Counties. These are the principal areas where CW has operated since its inception.

CW has an inventory position at Magellan Terminals and is seeking fuel inventory positions at other terminals and pipelines. The various Terminals require a user to maintain agreed upon amounts of inventory with the terminal. However, CW’s limited resources have limited its ability to make use of these large terminals and pipelines, since large purchases are standard for most terminals.

CW payments to its vendors range from prepayment to net ten-day payments. It bills its customers on a comparable basis.

Currently CW owns one truck and two trailers. Christopher Williams negotiates all contracts with customers.

CW’s plans for the future consist of increasing the number of trucks and having the resources to make large shipments through the pipelines. In addition, it plans to:

Open a Specialty Bending Facility – which would be opened near a major fuel rack facility. It would allow CW to blend biodiesel with diesel fuel needed by our retail customers. It would also permit distributors that pickup diesel fuel from the fuel rack terminal to do the same thing which will provide another source of revenue. Construction of this facility, which will look like the photo below, will probably cost in the range of $500,000 for land, equipment and site work.

Convenience Stores – The plan includes opening convenience stores that will have fuel islands in their parking lots. The locations of these stores will be in areas inside of the RFG requirement zones and areas near the Gulf of Mexico or lakes used by boat owners. Boat owners often prefer to use non-ethanol fuel because it is more stable and means less engine maintenance costs if the boat is idle for periods of time. These fuels are a bit more profitable for the retailer as well.

CW will provide all the fuels sold at these convenience stores and initially engage contract management to manage the retail side of the convenience stores.

No assurances can be given as to the likely success that CW will have in implementing its plans or, if successful, the timing that it will require.

Regulations and Licenses

CW has State and EPA licenses to sell, ship and blend products in many states as follows:

Licensed to Sell Motor Fuel in:

Texas: Supplier of Diesel Fuel and Gasoline

Louisiana: Supplier of Diesel Fuel and Gasoline

Oklahoma: Exporter, Wholesaler, Fuel Vendor

California: Supplier Diesel Fuel and Gasoline

New Jersey: Supplier of Motor Fuels

Pennsylvania – Class 1 Refiner/Wholesaler (All Fuels)

Maryland – Class B Gasoline Dealer

Federal Licenses: IRS 637 (Excise Tax) “S” Position Holder, “M” Blender & “AL” Alternative Fueler (which allows CW to buy gasoline and diesel fuel without paying a Federal excise tax which are collected by CW from its customers and then remitted to the Government by CW)

Shipper: Magellan Pipeline

Position Holder: (Gasoline & Diesel Fuel)

Magellan Midstream Terminal – East Houston

7901 Wallisville Rd

Houston, TX 77029

Terminal Control# T-76-TX-2831

EPA# 6026 – Renewable Fuels Exporter/Oxygenate Blender/Refiner

EPA Licensed Isobutanol Additive Gasoline Blender

Competition

There are numerous companies that compete with CW. Many of these companies have significantly greater financial resources and name recognition than does CW. CW competes by offering customers and potential customers direct contact with senior management. In that way, it can deal with customer issues, needs and concerns quickly. CW cannot offer any assurances as to the likelihood of succeeding in its efforts.

Employees

CW currently has two fulltime employees including Christopher Williams. They devote 100% of their time to us. Graham Williams works part-time. We currently use contractors to perform all other needed work. Mr. Williams does not have an employment agreement. Most of his compensation has been accrued and has not yet been paid. If and when revenue increases, we will consider hiring full-time employees and enter into employment agreements with Mr. Williams.

Facilities

The Company’s address is 23501 Cinco Ranch Blvd., Ste H120 - #325, Katy, Texas 77494. The office space used by CW is provided by Christopher Williams. Its telephone number is (713) 857-8142.

Litigation

CW is not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Christopher Williams	41	President and Chairman

Graham Williams	73	Vice President, Secretary, Treasurer and Director

Greg Roda	57	Director

Christopher Williams – founded CW as a legal entity and has devoted fulltime to it since 2013. From 2011 to 2013 he was general manager of Berryhill Baja Grill in Houston, TX. From 2008 to 2011 he was vice president of Zicix Corporation in Houston, TX. He holds a B.S. from the University of Houston.

Graham Williams – has worked with CW since 2013. Since 2012 he has been president of Tier 3 Capital, private company that provides equipment loans, working capital loans and accounts receivable financing. He holds a B.S. from Bishop’s University Sherbrook, Quebec, Canada.

Greg Roda – became a director of CW in 2018. Since 2013 he has been chief commercial officer of Gevo Inc., a technology company that produces isobutanol from a genetically modified yeast in retro-fitted ethanol plants and is headquartered in Englewood, CO. He holds a B.S. from the University of Michigan and an M.B.A. from the University of Chicago.

Christopher Williams and Graham Williams are related to each other as father and son.

Possible Potential Conflicts

The OTCQB on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contracted by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•honest and ethical conduct,

•full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•compliance with applicable laws, rules and regulations,

•the prompt reporting violation of the code, and

•accountability for adherence to the code.

Board of Directors

We currently have three directors, two of whom are not considered independent. Christopher Williams and Graham Williams are related to each other as father and son.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on April 30, 2019. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of CW:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

iiengaging in any type of business practice; or

iiiengaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the CW board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by CW for any expenses incurred in attending board meetings provided that CW has the resources to pay these fees. CW will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period ended December 31, 2017 compensation awarded to or paid to, or earned by, our two officers.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Christopher Williams	2017	100,000	-	-	-	-	-	-	100,000
	2016	100,000	-	-	-	-	-	-	100,000
Graham	2017	-	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-	-

(i)$40,000 of the salary for 2016 and the entire salary of $100,000 for 2017 has been accrued. $60,000 was paid out in cash in 2016.

Christopher Williams will make all decisions determining the amount and timing of their compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Their compensation amounts will be formalized when and if annual sales reach $10,000,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

PRINCIPAL SHAREHOLDERS

As of June 1, 2018 we had 11,475,000 shares of common stock outstanding which are held by seven shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 1, 2018; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only three persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent (c)

Preferred	Christopher Williams	1,000,000	100

Preferred	All Directors and Officers as a group (1 person)	1,000,000	100

Common	Christopher Williams	10,000,000	87.15
	Graham Williams	1,000,000	8.71
	Greg Roda	-

Common	All Directors and Officers as a group three persons)	11,000,000	95,86

a)The address for purposes of this table is the Company’s mailing address which is 23501 Cinco Ranch Blvd., Ste H120 - #325, Katy, Texas 77494.

b)Unless otherwise indicated, CW believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

c)Christopher Williams and Graham Williams are related to each other as father and son.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoters of CW are Christopher Williams, our CEO and President, and Graham Williams, our Vice President and CFO.

Christopher Williams and Graham Williams are related to each other as father and son.

CW issued 1,000,000 shares of preferred stock to Christopher Williams at the time of incorporation in Wyoming in exchange for the organization efforts and business plan. The preferred stock gives the holder 51% of all shareholder votes, converts share for share into common stock at the option of the holder and receives dividends if any on equal basis with shares of common stock. The holder controls all shareholder votes.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of three individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

a)understands generally accepted accounting principles and financial statements,

b)is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c)has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d)understands internal controls over financial reporting, and

e)understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Wyoming on April 15, 2018. CW is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. All shares have a par value of $0.0001.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.

CW issued 1,000,000 shares of preferred stock to Christopher Williams. The issued preferred stock gives the holder 51% of all shareholder votes, converts share for share into common stock at the option of the holder and receives dividends if any on equal basis with shares of common stock. The holder controls all shareholder votes.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock with a par value of $.0001 per share. There are 11,475,000 shares of our common stock issued and outstanding at June 1, 2018 that are held by seven shareholders. Holders of our common stock:

•have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Wyoming corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Authorized but Un-issued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•1/5 or more but less than 1/3 of all voting power.

•1/3 or more but less than a majority of all voting power.

•A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•At least ten percent (10%) of the corporation's full-time permanent employees are employed within the state;

•At least ten million dollars ($10,000,000.00) in fair market value of the corporation's assets are deposited within Wyoming financial institutions;

•The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•The identity of the acquiring person and each other member of any group of which the person belongs to.

•A statement that the acquisition statement is given under the WMSA.

•The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•a description in reasonable detail of the proposed control share acquisition; and

•a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

OTCQB Considerations

We are considering having our shares trade on the OTCQB.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

OTCQB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•1% of the then-outstanding shares of common stock; and

•the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier II offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1)the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2)the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

3)there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Morgan E. Petitti, Attorney-at-Law, 118 West Streetsboro Road, #317, Hudson, Ohio 44236.

EXPERTS

The financial statements of CW as of December 31, 2017 and 2016 and for the year then ended included in this offering circular have been audited by M&K CPAS, PLLC independent registered public accountants and have been so included in reliance upon the report of M&K CPAS, PLLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of CW Petroleum Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CW Petroleum Corp. (the Company) as of December 31, 2017 and 2016, and the related statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX

May 11, 2018

CW PETROLEUM CORP

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current assets
Cash	$28,800	$126,909
Accounts receivable	-	-
Trade, net	129,989	239,575
Income taxes	20,147	20,147
Inventory	260,820	126,000
Fuel bond	2,000	2,000
Total current assets	441,756	514,631
Property and equipment, net	349,639	306,316
Other assets	3,541	4,171
Total assets	$794,936	$825,118
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$35,305	$53,172
Accrued officer compensation	140,000	40,000
Customer deposits	31,461	30,974
Short-term notes payable	303,452	30,000
Current maturities of long-term debt	80,356	78,000
Total current liabilities	590,574	232,146
Long-term debt, net	241,317	237,213
Total liabilities	$831,891	$469,359
Shareholders’ deficit
Preferred stock –1,000,000 shares authorized, issued and outstanding with a par value of $.0001 per share	1,000	1,000
Common stock – 99,000,000 shares authorized, $0.0001 par value 11,475,000 issued and outstanding	11,475	11,475
Paid-in capital	(11,445)	(11,445)
Retained earnings (Accumulated deficit)	(37,985)	354,729
Total shareholders’ equity (deficit)	(36,955)	355,759
Total liabilities and shareholders’ equity (deficit)	$794,936	$825,118

The accompanying notes are an integral part of these financial statements

CW PETROLEUM CORP

Consolidated Statements of Operations

For the years ended December 31, 2017 and 2016

	2017	2016
Operations
Revenue
Fuel sales	$3,368,297	$5,075,458
Bonuses and rebates	-	334,852
Lease revenue	-	37,590
Total revenue	3,368,297	5,447,900
Cost of revenue
Cost of fuel sold	2,643,837	4,337,779
Freight	66,420	155,865
Storage and transloading	15,200	37,856
Transport costs	237,973	98,698
Total cost of revenue	2,963,430	4,630,198
Margin on operations	404,867	817,702
Gain on sale of asset	76,281	-
Operating expenses	(850,567)	(798,984)
Earnings (loss) from operations	(369,419)	18,718
Interest expense	20,794	23,382
Loss before income taxes	(390,213)	(4,664)

Income tax provision (recovery)
Current	(2,501)	(2,427)
Deferred	-	-
Total income tax provision (recovery)	(2,501)	(2,427)
Net loss	$(392,714)	$(7,091)

Loss Per Share
Weighted average shares outstanding	11,475,000	11,475,000
Basic and fully diluted loss per share	$(0.03)	$(0.00)

The accompanying notes are an integral part of these financial statements

CW PETROLEUM CORP

Consolidated Statements of Shareholders’ Equity (Deficit)

For the years ended December 31, 2017 and 2016

	Common Stock		Preferred Stock			Accumulated Deficit	Total
Description	Shares	Amount	Shares	Amount	Paid-In Capital
Balance January 1, 2016	11,475,000	$11,475	1,000,000	$1,000	$(11,445)	$361,820	$362,850

Net loss for the year ended December 31, 2016	-	-	-	-	-	(7,091)	(7,091)

Balance December 31, 2016	11,475,000	11,475	1,000,000	1,000	(11,445)	354,729	355,759

Net loss for the year ended December 31, 2017	-	-	-	-	-	(392,714)	(392,714)

Balance December 31, 2017	11,475,000	$11,475	1,000,000	$1,000	$(11,445)	$(37,985)	$(36,955)

The accompanying notes are an integral part of these financial statements

CW PETROLEUM CORP

Consolidated Statements of Cash Flow

For the years ended December 31, 2017 and 2016

Cash flows from operating activities	2017	2016
Net loss	$(392,714)	$(7,091)
Depreciation	105,758	106,018
Gain on sale of assets	(76,281)	-
Changes in
Accounts receivable	109,586	(45,513)
Inventory	(134,820)	(58,880)
Accounts payable and accrued expenses	(22,266)	(140,641)
Accrued officer compensation	100,000	40,000
Other Assets	630	(1,175)
Customer deposits	487	-
Net cash used in operations	(309,620)	(107,282)
Cash flows from investing activities
Acquisition of property and equipment	(29,086)	(35,555)
Collections on notes receivable	-	54,854
Cash received from sale of fixed assets	50,439	-
Net cash provided by investing activities	21,353	19,299
Cash flows from financing activities
Debt proceeds	304,290	317,872
Debt payments	(114,132)	(422,408)
Cash flows provided by (used in) financing activities	190,158	(104,536)
Net decrease in cash and cash equivalents	(98,109)	(192,519)
Cash and cash equivalents
Beginning of year	126,909	319,428
End of year	$28,800	$126,909
Supplemental disclosures
Cash paid for income taxes	$-	$-
Cash paid for interest	$20,793	$23,382
Non-cash financing and investing activities
Installment notes issued for property acquisitions	$208,887	$-
Notes settled with property disposals	$121,006	$-

The accompanying notes are an integral part of these financial statements

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Note 1 - Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

CW Petroleum Corp (CW or the Company) was incorporated in the state of Texas and began operations in 2011. It supplies biodiesel, biodiesel blends, ultra-low sulfur diesel and gasoline blends to distributors and end users. It reincorporated in Wyoming in April 2018.

The transaction in which CW became a Wyoming C corporation has been accounted for in a manner similar to a recapitalization for financial reporting purposes. The accompanying financial statements have been prepared as if the transaction had occurred on the first day of the first period included in the financial statements, and all operating data represents an ongoing continuation of the Company’s operations.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could materially differ from estimated amounts. We evaluate our estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

Our cash equivalents consist principally of overnight investments, bank money market accounts and bank time deposits which have an original maturity date of less than 90 days. These securities are carried at cost, which approximates market value. There were no cash equivalents as of December 31, 2017 or 2016.

Accounts Receivable and Allowance for Bad Debt

CW performs ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer’s current creditworthiness, as determined by our review of our customer’s credit information. We extend credit on an unsecured basis to most of our customers. Accounts receivable are deemed past due based on contractual terms agreed to with our customers. Although we analyze customers’ payment history and creditworthiness, we cannot predict with certainty that the customers to whom we extend credit will be able to remit payments on a timely basis, or at all. Because we extend credit on an unsecured basis to most of our customers, there is a possibility that any accounts receivable not collected will ultimately need to be written off.

CW continuously monitors collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience with our customers, current market and industry conditions affecting our customers and any specific customer collection issues that we have identified.

Inventories

Inventories are valued primarily using average cost and are stated at the lower of average cost or market. CW utilizes a variety of fuel indices and other indicators of market value. Sharp negative changes in these indices can result in reduction of our inventory valuation, which could have an adverse impact on our results of operations in the period in which we take the adjustment. Historically these adjustments have not had a significant impact on our consolidated statements of operations. Components of inventory include fuel purchase costs, the related transportation costs and changes in the estimated fair market values for inventories included in a fair value hedge relationship.

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and notes payable and are considered reflected a market value based on the short-term nature of these instruments.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straightline method over the estimated useful lives of the assets which are all five years.

Costs of major additions and improvements are capitalized while expenditures for maintenance and repairs, which do not extend the life of the asset, are expensed. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to income. Longlived assets held and used by us are reviewed based on market factors and operational considerations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

Revenue from the sale of fuel is recognized when the sales price is fixed or determinable, collectability is reasonably assured, and title passes to the customer, which is when the delivery of fuel is made to a customer directly from the Company, the supplier or a thirdparty subcontractor. Fuel sales are generated as a fuel reseller as well as from onhand inventory supply. When acting as a fuel reseller, the Company generally purchases fuel from the supplier, and contemporaneously resells the fuel to the customer, normally taking delivery for purchased fuel at the same place and time as the delivery is made to the customer. The Company records the gross sale of the fuel as we generally take inventory risk, have latitude in establishing the sales price, have discretion in the supplier selection, maintain credit risk and are the primary obligor in the sales arrangement.

Revenue from fuelrelated services is recognized when services are performed, the sales price is fixed or determinable and collectability is reasonably assured. The Company records the sale of fuelrelated services on a gross basis as we generally have latitude in establishing the sales price, have discretion in supplier selection, maintain credit risk and are the primary obligor in the sales arrangement.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and income tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the income tax provision in the period that includes the enactment date.

CW must assess the likelihood that its deferred tax assets will be recovered from our future taxable income, and to the extent CW believes that recovery is not likely, CW must establish a valuation allowance against those deferred tax assets. Deferred tax liabilities generally represent items for which CW has already taken a deduction in our income tax return, but we have not yet recognized the items as expenses in our results of operations.

The state of Texas has a franchise tax based on earnings. This tax is considered a local income tax and is expensed in the year incurred.

Earnings per Common Share

Basic earnings per common share is computed by dividing net income attributable to CW Petroleum Corp and available to common shareholders by the sum of the weighted average number of shares of common stock. Diluted earnings per common share is computed by dividing net income attributable to us and available to common shareholders by the sum of the weighted average number of shares of common stock and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. We currently have no common stock equivalents.

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Accounting Standards Issued but Not Yet Adopted

Cash Flows: Statement of Cash Flows (Topic 230) - Restricted Cash. In November 2016, ASU 2016-18 was issued. The update requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This standard is effective at the beginning of our 2018 fiscal year. CW is currently evaluating whether the adoption of this new guidance will have a significant impact on its consolidated financial statements and related disclosures.

Cash Flows: Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. In August 2016 ASU 2016-15 was issued. The ASU provides guidance on classification of eight specific cash flows items. This standard is effective at the beginning of our 2018 fiscal year. CW is currently evaluating whether the adoption of this new guidance will have a significant impact on our consolidated financial statements and related disclosures.

Leases (Topic 842). In February 2016, ASU 2016-02, Leases, was issued. This standard will require all lessees to recognize a right of use asset and a lease liability on the balance sheet, except for leases with durations that are less than twelve months. This standard is effective at the beginning of our 2018 fiscal year. CW is currently evaluating whether the adoption of this new guidance will have a significant impact on its consolidated financial statements and related disclosures.

Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. In January 2016, ASU 2016-01 was issued to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The ASU supersedes the guidance to classify equity securities with readily determinable fair values into different categories and requires equity securities (except those that are accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in the fair value recognized through net income. It also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring assessment for impairment qualitatively at each reporting period. This update is effective at the beginning of our 2018 fiscal year. CW is currently evaluating whether the adoption of this new guidance will have a significant impact on its consolidated financial statements and disclosures.

Inventory (Topic 330): Simplifying the Measurement of Inventory. In July 2015, the FASB issued ASU 2015-11, which simplifies the subsequent measurement of inventory. The updated guidance requires that Inventory measured using any method other than LIFO or the retail inventory method (for example, inventory measured using first-in, first-out (FIFO) or average cost) be measured at the lower of cost and net realizable value. This standard is effective at the beginning of 2017. CW does not believe the adoption of this new guidance will have a significant impact on its consolidated financial statements and related disclosures.

Revenue Recognition (Topic 606): Revenue from Contracts with Customers. In May 2014, ASU 2014-09 was issued. Under this ASU and subsequently issued amendments, an entity is required to recognize the amount of revenue it expects to be entitled to for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. This ASU provides alternative methods of transition, a full retrospective and a modified retrospective approach. The modified retrospective approach would result in recognition of the cumulative impact of a retrospective application as of the beginning of the period of initial application, which in CW’s case is the interim period beginning January 1, 2018. CW has not begun to implement this standard.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $392,714, net cash used in operations of $309,620 for the year ended December 31, 2017 and has an accumulated deficit of $37,985, as of December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on Management’s plans which include further implementation of its business plan and continuing to raise funds through debt or equity financings. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Note 3 - Accounts Receivable

CW has accounts receivable of $129,989 and 239,575, net of an allowance for bad debt of $31,746 and $58,509, as of December 31, 2017 and 2016, respectively. Accounts receivable are written-off when it becomes apparent based upon age or customer circumstances that such amounts will not be collected.

The following table sets forth activities in our allowance for bad debt (in millions):

Description	2017	2016
	$58,509	$43,784
Balance as of beginning of year
Charges to provision for bad debt	43,670	24,725
Write-off of uncollectible accounts receivable	(70,433)	(10,000)
Recoveries of bad debt	-	-
Balance as of end of year	$31,746	$58,509

Note 4 – Inventories

Inventories as of December 31, 2017 and 2016, consist of the following:

Description	2017	2016
Tank Heel Inventory	$260,820	$126,000
Total	$260,820	$126,000

Tank heel inventory represents the cost of fuel maintained in storage tanks owned by other parties. Use of these storage tanks gives CW significant storage capacity.

Note 5 - Property and Equipment

The amount of property and equipment as of December 31, 2017 and 2016, consists of the following:

Description	2017	2016
Furniture, fixtures and equipment	$25,222	$22,583
Transportation equipment	533,787	521,758
Total property cost	559,009	544,341
Accumulated depreciation	209,370	238,025
Property and equipment, net	$349,639	$306,316

For 2017 and 2016, CW recorded depreciation expense of $105,758 and $106,018, respectively. We acquired equipment of $237,973 and $35,555 during 2017 and 2016, respectively. Equipment with a book value of $223,306 was disposed of during 2017, resulting in a gain on disposition of $76,281 and settlement of $121,006 of notes payable.

Note 6 - Debt

CW has installment notes payable secured by our transportation equipment. Interest rates range from 2% to 9% per annum and averaged 5.47% and 5.66% as of December 31, 2017 and 2016, respectively. The terms of these notes range from 36 to 72 months and average 60. Total payments under these notes amounted to $7,793 and $6,593 as of December 31, 2017 and 2016, respectively.

In 2017 and 2016, CW borrowed $304,290 and $317,872, respectively and had repayments of $114,132 and $422,408 for 2017 and 2016. CW also acquired notes of $208,887 for property and equipment and settled property and equipment notes of $121,006 from disposals in 2017.

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

As of December 31, 2017, the aggregate annual maturities of debt are as follows:

Year Ending December 31,	Amount
2017	$80,356
2018	84,431
2019	74,463
2020	41,950
2021	31,474
Thereafter	8,999
Total	$321,673

Note 7 - Income Taxes

The income tax (provision) benefit related to income before income taxes consists of the following components:

	2017	2016
Current:
U.S. federal statutory tax	$-	$-
State	(2,501)	(2,427)
Deferred:
U.S. federal statutory tax	-	-
State	-	-
Total tax (expense) income	$(2,501)	$(2,427)

A reconciliation of the U.S. federal statutory income tax rate to our effective income tax rate is as follows:

	2017	2016
Tax provision at federal statutory tax rate	$(138,847)	$(2,044)
Permanent differences	8,355	7,294
Valuation allowance	130,492	(5,250)
Total tax provision as reflected in financial statements	$-	$-

The temporary differences which comprise CW’s net deferred tax assets and liabilities as of December 31, 2017 and 2016, are as follows:

	2017	2016
Gross Deferred Tax Assets:
Bad debt allowance	$11,111	$20,478
Accrued officers compensation	49,000	14,000
Net operating loss carryforward	46,234	19,360
Charitable contribution carryforwards	4,886	4,232
Less: Valuation allowance	(41,391)	(6,505)
Gross deferred tax assets, net of valuation allowance	69,840	51,565

Deferred Tax Liabilities:
Cash method of accounting	(68,284)	(28,501)
Property and equipment	(1,556)	(23,064)
Total gross deferred tax liabilities	(69,840)	(51,565)
Net deferred tax liability	$-	$-
Net deferred tax asset	$-	$-

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

As of December 31, 2017, CW has net operating losses (“NOLs”) of approximately $132,323. This NOL expires $55,313 in 2036 and $90,879 in 2037.

CW assessed the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, as of December 31, 2017, a valuation allowance of $41,391 has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized, which is zero. The amount of the deferred tax asset considered realizable could be adjusted if estimates of future taxable income during the carryforward period change or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as growth projections.

Open tax years that could potentially be examined and changed by the IRS are 2013-2016, 2017 has not yet been filed.

Note 8 – Related Party Transactions

Short term notes payable includes $303,452 and $30,000 as of December 31, 2017 and 2016, respectively of noninterest-bearing loans from related parties.

Officers’ compensation for the years ended December 31, 2017 and 2016, amounts to $100,000 and $100,000, respectively. Of these compensation amounts, $140,000 and $40,000 are reflected as accrued but unpaid as of December 31, 2017 and 2016, respectively.

The Company leases land for storage of transportation equipment on a month to month lease from its President for $1,500 per month.

Note 9 – Stockholders’ Equity (Deficit)

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company’s board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

The Company issued 1,000,000 shares of preferred stock to its President which gives the holder an aggregate of 51% of all shareholder votes, converts share for share into common stock at the option of the holder and receives dividends if any on equal basis with shares of common stock. The holders control all shareholder votes.

As of March 31, 2018, the Company had 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

The holders of the Company’s common stock:

•Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Upon incorporation in Wyoming, the Company issued 11,475,000 shares for all of the outstanding shares of the Texas corporation. The two officers of the Company hold 11,000,000 of these shares.

CW PETROLEUM CORP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Note 10 – Concentrations

Accounts receivable as of December 31, 2017 are concentrated among four customers representing 34%, 29%, 16% and 12% of accounts receivable. As of December 31, 2016, three customers make up 58%, 18% and 10% of accounts receivable.

Revenue includes a significant concentration among customers for the year ended December 31, 2017, in which two customers represent 24% and 19% of revenue. A revenue concentration exists for the year ended December 31, 2016, as well wherein two customers make up 33% and 29% of revenue.

Note 11 – Subsequent Events

CW and its subsidiaries participated in an administrative reorganization on April 15, 2018, wherein a new Wyoming parent corporation was created. The Wyoming corporation issued 11,475,000 shares of common stock for all of the outstanding shares of CW Petroleum Corp, the Texas corporation at which time each operating entity became a subsidiary of the Wyoming parent company.

CW is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. All shares have a par value of $0.0001. The capital structure has been recast from its historical carrying basis to agree with the capital structure of the new parent similar to the recasting typical of a reverse merger.

Subsequent events have been evaluated through May 11, 2018, the date these financial statements were available to be released, and noted no other events requiring disclosure.

PART 3

EXHIBITS

2.1	Articles of Incorporation
4.1	Subscription Agreement
11.1	Consent of M&K CPAS, PLLC
11.2	Consent of Morgan E. Petitti, Attorney-at-Law (included in Exhibit 12.1)
12.1	Opinion of Morgan E. Petitti, Attorney-at-Law
15.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Katy, State of Texas, on June 4, 2018.

CW PETROLEUM Corp

By: /s/ Christopher Williams

Christopher Williams

Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Williams as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on June 4, 2018:

Name	Title

/s/ Christopher Williams	Chairman and CEO
Christopher Williams

/s/ Graham Williams	Director, Secretary, Treasurer
Graham Williams

/s/ Greg Roda	Director
Greg Roda